Exhibit 99.2

May 21, 2013

Dear Dean Foods Stockholder:

We are pleased to send you this Information Statement regarding the distribution of a portion of our remaining interest in The WhiteWave Foods Company. The Information Statement provides you with important information concerning:

•	the U.S. federal income tax treatment to you of the distribution of the shares of Class A common stock and Class B common stock of The WhiteWave Foods Company,

•	how we determined the number of shares you will receive,

•	how fractional shares will be treated,

•	a brief description of the background and business of The WhiteWave Foods Company, and

•	how you can obtain additional information about these matters.

We believe that the distribution will benefit Dean Foods, The WhiteWave Foods Company and our stockholders. Thank you for your investment in Dean Foods.

Sincerely,

Rachel A. Gonzalez

Executive Vice President, General Counsel and

Secretary Dean Foods Company

INFORMATION STATEMENT

Spin-off of shares of The WhiteWave Foods Company Through the Distribution by Dean Foods Company of an aggregate of 47,686,000 shares of The WhiteWave Foods Company Class A Common Stock and 67,914,000 shares of The WhiteWave Foods Company Class B Common Stock

We are sending you this Information Statement because we are distributing a portion of our interest in The WhiteWave Foods Company (“WhiteWave”) in a pro-rata spin-off (the “Distribution”) that is expected to be tax-free for U.S. federal income tax purposes. In the Distribution, holders of Dean Foods Company (us or “Dean Foods”) common stock will receive 0.25544448 shares of WhiteWave Class A common stock and 0.36380189 shares of WhiteWave Class B common stock as a dividend on each outstanding share of Dean Foods common stock they own at the close of business on May 17, 2013 (the “Record Date”). This dividend will be payable on May 23, 2013 (the “Distribution Date”). At the time of the Distribution, the holders of WhiteWave Class A common stock and WhiteWave Class B common stock will generally have identical rights, except that holders of WhiteWave Class A common stock will be entitled to one vote per share with respect to all matters submitted to a vote of WhiteWave’s stockholders and holders of WhiteWave Class B common stock will be entitled to ten votes per share with respect to the election and removal of directors and one vote per share with respect to all other matters submitted to a vote of WhiteWave’s stockholders.

We believe that the Distribution generally will be tax-free to our stockholders for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences of the Distribution’’ below.

You are urged to consult your own tax advisors to determine the particular tax consequences of the Distribution to you, including the effect of any federal, state, local or foreign income and any other tax laws.

In October 2012, we contributed to WhiteWave the capital stock of WWF Operating Company, which, at the time of such contribution, held substantially all of the historical assets and liabilities related to our WhiteWave-Alpro business. On October 31, 2012, WhiteWave completed an initial public offering of 23,000,000 shares of its Class A common stock. On May 1, 2013, our Board of Directors authorized the distribution to our stockholders of an aggregate of 47,686,000 shares of WhiteWave Class A common stock and 67,914,000 shares of WhiteWave Class B common stock on the Distribution Date as a pro rata dividend on shares of Dean Foods common stock outstanding at the close of business on the Record Date. Following the Distribution, we will own 34,400,000 shares of WhiteWave Class A common stock and will no longer own any shares of WhiteWave Class B common stock.

After the Distribution, WhiteWave Class A common stock will continue to be traded on the New York Stock Exchange under the symbol “WWAV” and WhiteWave Class B common stock will be traded on the New York Stock Exchange under the symbol “WWAV.B.”

No vote of Dean Foods stockholders is required in connection with the Distribution. Therefore, you are not required to take any action. We are sending you this Information Statement, which contains additional information about the terms of the Distribution, WhiteWave, WhiteWave Class A common stock and WhiteWave Class B common stock, for your information only. If you would like more information, please call our transfer and disbursing agent, Computershare Trust Company, N.A., toll free at (866) 557-8698. Stockholders outside the United States and Canada should call (201) 680-6578.

Neither the Securities and Exchange Commission nor any state securities regulators have approved the WhiteWave Class A common stock or WhiteWave Class B common stock to be issued to you pursuant to the Distribution or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this Information Statement is May 21, 2013.

INFORMATION ABOUT THE DISTRIBUTION

The Distribution

On May 1, 2013, our Board of Directors authorized the distribution to our stockholders of an aggregate of 47,686,000 shares of WhiteWave Class A common stock and 67,914,000 shares of WhiteWave Class B common stock on the Distribution Date as a pro rata dividend on shares of Dean Foods common stock outstanding at the close of business on May 17, 2013, the Record Date.

On May 23, 2013, the Distribution Date, holders of Dean Foods common stock will receive 0.25544448 shares of WhiteWave Class A common stock and 0.36380189 shares of WhiteWave Class B common stock as a dividend on each outstanding share of Dean Foods common stock they own at the close of business on the Record Date, calculated as described below. You will not be required to pay any cash or other consideration for the shares of WhiteWave Class A common stock and WhiteWave Class B common stock distributed to you or to surrender or exchange your shares of Dean Foods common stock to receive the dividend of WhiteWave common stock. The Distribution will not affect the number of outstanding shares of Dean Foods common stock held by any stockholder, nor will it affect the rights of holders of Dean Foods common stock.

The Number of Shares You Will Receive

If you are the record holder of Dean Foods common stock at the close of business on the Record Date, you will be entitled to receive shares of WhiteWave Class A common stock and WhiteWave Class B common stock in the Distribution. However, any holders of shares of Dean Foods common stock who sell Dean Foods shares “regular way” between the Record Date and the Distribution Date will also be selling their right to receive WhiteWave shares. The number of shares of Class A common stock that you will be entitled to receive will equal the quotient obtained by dividing (i) the total number of shares of WhiteWave Class A common stock to be distributed in the Distribution by (ii) the total number of shares of Dean Foods common stock outstanding at the close of business on the Record Date, multiplied by the total number of shares of Dean Foods common stock you hold at close of business on the Record Date. The number of shares of WhiteWave Class B common stock that you will be entitled to receive will equal the quotient obtained by dividing (i) the total number of shares of WhiteWave Class B common stock to be distributed in the Distribution by (ii) the total number of shares of Dean Foods common stock outstanding at the close of business on the Record Date, multiplied by the total number of shares of Dean Foods common stock you hold at the close of business on the Record Date. As discussed below, fractional shares will not be issued in the Distribution and instead stockholders will receive an amount in cash for such fractional interest.

The following equations determine the number of shares of WhiteWave Class A common stock and WhiteWave Class B common stock, respectively, you will receive for each share of Dean Foods common stock you hold at the close of business on the Record Date:

Total number of shares of WhiteWave Class A common stock to be distributed Total number of shares of Dean Foods common stock outstanding at the close of business on the Record Date	=	47,686,000 186,678,524	=	0.25544448

Total number of shares of WhiteWave Class B common stock to be distributed Total number of shares of Dean Foods common stock outstanding at the close of business on the Record Date	=	67,914,000 186,678,524	=	0.36380189

Based on the number of shares of Dean Foods common stock outstanding at the close of business on the Record Date, you will receive 0.25544448 shares of WhiteWave Class A common stock and 0.36380189 shares of WhiteWave Class B common stock for each share of Dean Foods common stock for which you are the record holder at the close of business on the Record Date. The distributed shares of WhiteWave Class A common stock and WhiteWave Class B common stock will be fully paid and non-assessable and will have no pre-emptive rights.

Trading Between the Record Date and Distribution Date

Beginning on May 15, 2013, and continuing through the close of trading on the New York Stock Exchange (“NYSE”) on May 23, 2013, the Distribution Date, the following markets will exist in Dean Foods and WhiteWave common stock (each of which will be traded on the NYSE):

•

Dean Foods common stock “regular way” market (NYSE: DF): Shares of Dean Foods common stock that trade in the regular way market will trade with “due bills,” which are entitlements to shares of WhiteWave Class A common stock and WhiteWave Class B common stock to be distributed pursuant to the Distribution. Any holders of shares of Dean Foods common stock who sell Dean Foods shares “regular way” between the Record Date and the Distribution Date will also be selling their right to receive WhiteWave shares.

•

Dean Foods common stock “ex-distribution/when issued” market (NYSE: DF WI): Shares of Dean Foods common stock that trade in the ex-distribution/when-issued market will trade without an entitlement to shares of WhiteWave Class A common stock and WhiteWave Class B common stock to be distributed pursuant to the Distribution. If you own shares of Dean Foods common stock on the Record Date and sell those shares of Dean Foods common stock in the ex-distribution/when-issued market prior to or on the Distribution Date, you will still receive the shares of WhiteWave Class A common stock and WhiteWave Class B common stock that were to be distributed to you in respect of those shares of Dean Foods common stock.

•

WhiteWave Class A common stock “regular way” market (NYSE: WWAV): The regular way market is the same market for WhiteWave Class A common stock that has been in existence since WhiteWave completed its initial public offering of Class A common stock in October 2012.

•

WhiteWave Class A common stock “when-issued” market (NYSE: WWAV WI): The when-issued market for WhiteWave Class A common stock relates to the shares of WhiteWave Class A common stock that will be distributed to Dean Foods stockholders on the Distribution Date. Therefore, if you are entitled to receive shares of WhiteWave Class A common stock in the Distribution, you may trade your entitlement to the shares of WhiteWave Class A common stock, without the shares of Dean Foods common stock you own, in the WhiteWave Class A common stock when-issued market.

•

WhiteWave Class B common stock “when-issued” market (NYSE: WWAV.B WI): The when-issued market for WhiteWave Class B common stock relates to the shares of WhiteWave Class B common stock that will be distributed to Dean Foods stockholders on the Distribution Date. Therefore, if you are entitled to receive shares of WhiteWave Class B common stock in the Distribution, you may trade your entitlement to the shares of WhiteWave Class B common stock, without the shares of Dean Foods common stock you own, in the WhiteWave Class B common stock when-issued market.

All trades in the “regular way” markets will settle on the third trading day after the trade date. All trades in the “ex-distribution/when-issued” market and “when-issued” markets will settle on the fourth trading day after the Distribution Date, irrespective of the trade date. The due bills will settle on the third trading day after the Distribution Date.

WhiteWave Class A common stock currently trades on the NYSE under the symbol “WWAV”. Following the Distribution Date, WhiteWave Class B common stock will trade on the NYSE under the symbol “WWAV.B”.

You are encouraged to consult with your financial advisors regarding the specific implications of selling Dean Foods common stock and WhiteWave common stock before the Distribution Date.

When and How You Will Receive the Dividend

We will pay the dividend on the Distribution Date by (i) converting 82,086,000 of our shares of WhiteWave Class B common stock into 82,086,000 shares of WhiteWave Class A common stock and (ii) releasing 47,686,000 shares of WhiteWave Class A common stock and 67,914,000 shares of WhiteWave Class B common stock to be distributed in the Distribution to our transfer and disbursing agent. On May 23, 2013, the transfer and disbursing agent will cause the shares of WhiteWave Class A common stock and WhiteWave Class B common stock to which you are entitled to be registered in your name or in the “street name” of your bank or brokerage firm. Following the Distribution, we will retain 34,400,000 shares of WhiteWave Class A common stock and zero shares of WhiteWave Class B common stock.

Registered Holders. If you are the registered holder of Dean Foods common stock and hold your Dean Foods common stock either in physical form or in book entry form, the shares of WhiteWave Class A common stock and WhiteWave Class B common stock distributed to you will be registered in your name and you will become the record holder of that number of shares of WhiteWave Class A common stock and WhiteWave Class B common stock, respectively.

“Street Name” Holders. Many Dean Foods stockholders have their Dean Foods common stock held in an account with a bank or brokerage firm. If this applies to you, that bank or brokerage firm is the registered holder that holds the shares on your behalf. The WhiteWave Class A common stock and WhiteWave Class B common stock being distributed will be registered in the “street name” of your bank or broker, who in turn will then electronically credit your account for the shares of WhiteWave Class A common stock and WhiteWave Class B common stock, respectively, that you are entitled to receive in the Distribution. We encourage you to contact your bank or broker if you have any questions regarding the mechanics of having your shares of WhiteWave Class A common stock and WhiteWave Class B common stock posted to your account.

Fractional Shares. Fractional shares of WhiteWave Class A common stock or WhiteWave Class B common stock will not be distributed in the Distribution. Instead, our transfer and disbursing agent will (i) aggregate all fractional shares of WhiteWave Class A common stock and WhiteWave Class B common stock that would otherwise be distributed, (ii) sell such fractional shares of WhiteWave Class A common stock and WhiteWave Class B common stock in an orderly manner after the Distribution Date in the open market and (iii) distribute the pro rata portion of the net proceeds from such sales of WhiteWave Class A common stock and WhiteWave Class B common stock to each stockholder of Dean Foods who would otherwise have received a fractional share of either WhiteWave Class A common stock or WhiteWave Class B common stock, respectively. We currently estimate that it will take approximately one week after the Distribution for our transfer and disbursing agent to effect these sales and mail checks for fractional share payments to our stockholders, which checks will be attached to the distribution statements for WhiteWave Class A common stock and WhiteWave Class B common stock described below under “—Direct Registration System.” The Distribution has been structured to qualify as a tax-free distribution to Dean Foods stockholders for U.S. federal tax purposes. Cash received in lieu of fractional shares will, however, be taxable. No interest will accrue on the amount of any payment made in lieu of the distribution of a fractional share.

Direct Registration System. WhiteWave Class A common stock and WhiteWave Class B common stock will be issued as uncertificated shares registered in book entry form through the direct registration system. No certificates representing your shares of WhiteWave Class A common stock and WhiteWave Class B common stock will be mailed to you in the ordinary course. Under the direct registration system, instead of receiving stock certificates, you will receive a distribution statement reflecting your ownership interest in shares of WhiteWave Class A common stock and WhiteWave Class B common stock. The WhiteWave transfer agent and registrar, Computershare Trust Company, N.A., will begin mailing distribution statements reflecting your ownership of shares of WhiteWave Class A common stock and WhiteWave Class B common stock promptly after the Distribution. When you receive your first account statement, you will receive information explaining the direct registration system and detailing the various options of this form of ownership. We currently estimate that it will take approximately one week from the Distribution for the WhiteWave transfer agent and registrar to complete these mailings, which will include the checks for any fractional share payments described above under “—Fractional Shares.”

Material U.S. Federal Income Tax Consequences of the Distribution

The following discussion is a summary of the material U.S. federal income tax consequences of the Distribution to us and our stockholders. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change, possibly with retroactive effect, and to varying interpretations, which could result in U.S. federal income tax consequences different from those described below.

This discussion addresses only the U.S. federal income tax consequences to our stockholders who hold their shares of stock as capital assets and does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances. This discussion does not address the tax consequences to holders who are subject to special rules, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, holders who are not “U.S. persons” within the meaning of Section 7701(a)(30) of the Code, persons who hold their shares as or in a hedge against currency risk, persons who hold their shares as a result of a constructive sale or as part of a conversion transaction, holders who acquired their shares of stock pursuant to the exercise of employee stock options or otherwise as compensation, or holders who did not hold their shares of stock continuously from the Record Date to the time of the Distribution. In addition, this discussion does not address the tax consequences to you under any state, local or foreign tax laws or the alternative minimum tax provisions of the Code.

YOU ARE URGED TO CONSULT YOUR TAX ADVISER WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE DISTRIBUTION, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX RULES AND THE EFFECT OF POSSIBLE CHANGES IN LAWS THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED IN THIS INFORMATION STATEMENT.

Tax Free Status of the Distribution. We have received a private letter ruling from the IRS to the effect that the distribution of WhiteWave common stock held by us to our stockholders will qualify as a tax-free transaction under Section 355 of the Code. The ruling provides that for U.S. federal income tax purposes:

•	no gain or loss will be recognized by Dean Foods on the Distribution;

•

no gain or loss will be recognized by, and no amount will be included in the income of, a holder of Dean Foods common stock on the Distribution, except to the extent such holder receives cash in lieu of a fractional share of WhiteWave common stock;

•

a Dean Foods stockholder who receives shares of WhiteWave common stock in the Distribution will have an aggregate basis in the holder’s shares of WhiteWave Class A common stock received in the Distribution, WhiteWave Class B common stock received in the Distribution (including, in either case, any fractional share of WhiteWave common stock to which the holder is entitled) and the holder’s shares of Dean Foods common stock immediately after the Distribution equal to the holder’s aggregate basis in the holder’s shares of Dean Foods common stock immediately before the Distribution, which basis will be allocated between the holder’s shares of Dean Foods common stock, shares of WhiteWave Class A common stock and shares of WhiteWave Class B common stock in proportion to their relative fair market values on the Distribution Date;

•

the holding period of the shares of WhiteWave common stock received by a Dean Foods stockholder (including any fractional share of WhiteWave common stock to which the holder is entitled) will include the holding period for the shares of the Dean Foods common stock with respect to which the shares of WhiteWave common stock are received, provided that such shares of Dean Foods common stock are held as capital assets on the Distribution Date; and

•

a stockholder of Dean Foods who receives cash from the Distribution agent in respect of a fractional share of WhiteWave common stock will recognize capital gain or loss on the sale of the fractional share equal to the difference between the cash received and the stockholder’s basis in the fractional share interest (as determined above) provided that such fractional share interest is held as a capital asset.

Under its current ruling policy, the IRS will not determine whether a distribution satisfies certain requirements for a Section 355 distribution. Therefore, in addition to obtaining the private letter ruling, we expect to obtain at or around closing an opinion from the law firm of Wilmer Cutler Pickering Hale and Dorr LLP that the Distribution will qualify as a transaction under Section 355 of the Code. The opinion of counsel will rely on the IRS letter ruling as to matters covered by the ruling. The opinion will represent the views of Wilmer Cutler Pickering Hale and Dorr LLP as to the interpretation of existing tax law. Such opinion will not be binding on the IRS or the courts, and the IRS or the courts may not agree with the opinion.

Both the IRS private letter ruling and opinion of counsel are, or will be based on, among other things, certain assumptions and representations as to factual matters made by WhiteWave and us. If such assumptions or representations are incorrect or inaccurate in any material respect, we would not be able to rely on the conclusions reached by the IRS in the private letter ruling or counsel in its opinion. Neither WhiteWave nor we are aware of any facts or circumstances that would cause such assumptions and representations to be untrue or incorrect.

If the Distribution does not qualify as a transaction under Section 355 of the Code, we would recognize taxable gain equal to the amount by which the fair market value of our common stock distributed to our stockholders exceeds our tax basis in our shares of WhiteWave common stock. In addition, each stockholder who receives shares of WhiteWave common stock in the Distribution would generally be treated as receiving a taxable distribution in an amount equal to the fair market value of WhiteWave common stock received (including any fractional share sold on behalf of the stockholder), which would be taxable as a dividend to the extent of the holder’s pro rata share of our current and accumulated earnings and profits (as increased to reflect any gain recognized by us on the taxable Distribution). The balance of the distribution would be treated as a nontaxable return of capital to the extent of the holder’s tax basis in its shares of our common stock, with any remaining amount being taxed as capital gain.

Even if the Distribution otherwise qualifies under Section 355 of the Code, it may be taxable to us (but not to our stockholders) under Section 355(e) of the Code, if the Distribution is later deemed to be part of a plan (or series of related transactions) pursuant to which one or more persons acquire directly or indirectly stock representing a 50 percent or greater interest in WhiteWave or us. For this purpose, any acquisitions of our stock or of WhiteWave common stock within the period beginning two years before the Distribution, and ending two years after the Distribution, are presumed to be part of such a plan, although we may be able to rebut that presumption. Neither we nor WhiteWave are a party to or aware of any plan pursuant to which one or more persons would acquire directly or indirectly stock representing a 50 percent or greater interest in WhiteWave or us following the Distribution. If acquisitions of our stock or WhiteWave stock cause Section 355(e) of the Code to apply, we would recognize taxable gain as described above, but the Distribution would be tax-free to each of our stockholders (except, as described above, for cash received in respect of a fractional share of WhiteWave common stock).

Under the amended and restated tax matters agreement between WhiteWave and us, WhiteWave is required to pay or reimburse us for any taxes arising from the failure of the Distribution to qualify under Section 355 of the Code (including as a result of the application of Section 355(e) of the Code) if the failure to so qualify is attributable to actions of WhiteWave or any of its affiliates, events or transactions relating to the stock, assets, or business of WhiteWave or any of its affiliates, a breach of the representations relating to WhiteWave made in connection with the private letter ruling or made by WhiteWave to Wilmer Cutler Pickering Hale and Dorr LLP in connection with rendering its opinion, or a breach of the representations or covenants made by WhiteWave in the tax matters agreement.

Subsequent Sale of Stock. If a Dean Foods stockholder sells the holder’s shares of WhiteWave common stock or Dean Foods common stock after the Distribution, the holder will recognize gain or loss upon such sale based on the difference between the proceeds received therefor and the tax basis allocated (as described above) to the shares sold. This gain or loss will be capital gain or loss, assuming that the shares were held as a capital asset, and will be long-term gain or loss if the holder’s holding period for such shares (including the holder’s holding period for the shares of Dean Foods common stock with respect to which the holder received the distribution of WhiteWave common stock) exceeded one year at the time of sale.

Additional Information to Help Calculate Tax Basis. After completion of the Distribution, additional information will be provided to our stockholders concerning the allocation of each stockholder’s basis in Dean Foods common stock prior to the Distribution between the shares of Dean Foods common stock and WhiteWave common stock following the Distribution, including fractional shares. We intend to provide this information by making it publicly available on the investor websites of us and WhiteWave.

Tax Return Statement. Current U.S. Treasury regulations require each Dean Foods stockholder who, immediately before the Distribution, owned at least 5% of our total outstanding stock (by vote or value), that is, each stockholder who is a significant distributee, and who receives shares of WhiteWave common stock in the Distribution, to attach to his or her U.S. federal income tax return for the year in which the Distribution occurs a statement setting forth the information required by Treasury Regulation section 1.355-5(b).

INFORMATION ABOUT THE WHITEWAVE FOODS COMPANY

Overview of WhiteWave

WhiteWave is a leading consumer packaged food and beverage company focused on high-growth product categories that are aligned with emerging consumer trends. WhiteWave markets, distributes, and sells branded plant-based foods and beverages, coffee creamers and beverages, and premium dairy products throughout North America and Europe. WhiteWave’s brands distributed in North America include Silk plant-based foods and beverages, International Delight and LAND O LAKES coffee creamers and beverages, and Horizon Organic premium dairy products, while its European brands of plant-based foods and beverages include Alpro and Provamel.

WhiteWave has two reportable business segments: the North America segment, which offers products in the plant-based foods and beverages, coffee creamers and beverages, and premium dairy categories throughout North America, and the Europe segment, which offers plant-based foods and beverages throughout Europe. The Company sell its products to a variety of customers, including grocery stores, mass merchandisers, club stores, convenience stores, and health food stores, as well as through various away-from-home channels, including restaurants and foodservice outlets.

WhiteWave’s principal executive offices are located at 2711 North Haskell Avenue, Suite 3400, Dallas, Texas 75204. General information about WhiteWave can be obtained by visiting its corporate website at www.whitewave.com.

Background of the Separation of WhiteWave from Dean Foods

The WhiteWave Foods Company was incorporated on July 17, 2012 as a wholly-owned subsidiary of Dean Foods. Prior to the WhiteWave initial public offering, Dean Foods contributed the capital stock of WWF Operating Company to WhiteWave, which, at the time of such contribution, held substantially all of the historical assets and liabilities related to our WhiteWave-Alpro business.

On October 31, 2012, WhiteWave completed the initial public offering of 23,000,000 shares of its Class A common stock. Upon the completion of the initial public offering, Dean Foods owned 150,000,000 shares of Class B common stock, representing approximately 86.7% of the economic interest in the outstanding WhiteWave common stock and approximately 98.5% of the voting power with respect to all matters submitted to a vote of WhiteWave’s stockholders.

On May 1, 2013, after consultation with financial and other advisors, our Board of Directors authorized the distribution to our stockholders of an aggregate of 47,686,000 shares of WhiteWave Class A common stock and 67,914,000 shares of WhiteWave Class B common stock on the Distribution Date as a pro rata dividend on shares of Dean Foods common stock outstanding at the close of business on the Record Date. Immediately following the Distribution, we will own approximately 34,400,000 shares of WhiteWave’s Class A common stock and no shares of WhiteWave’s Class B common stock, which, immediately following the Distribution, will represent approximately 19.9% of the economic interest in WhiteWave’s outstanding common stock, approximately 4.4% of the voting power of WhiteWave’s outstanding common stock with respect to election and removal of directors and approximately 19.9% of the voting power of WhiteWave’s outstanding common stock with respect to all other matters submitted to a vote of WhiteWave’s stockholders.

INFORMATION ABOUT WHITEWAVE COMMON STOCK

Under WhiteWave’s Amended and Restated Certificate of Incorporation, WhiteWave’s authorized capital stock of the company is comprised of 1,700,000,000 shares of Class A common stock, par value $0.01 per share, 175,000,000 shares of Class B common stock, par value $0.01 per share, and 170,000,000 shares of Preferred Stock, par value $0.01 per share. Prior to the Distribution, holders of WhiteWave Class A and WhiteWave Class B common stock will generally have identical rights, except that holders of WhiteWave Class A common stock are entitled to one vote per share, and holders of our WhiteWave Class B common stock are entitled to ten votes per share on all matters submitted to a vote of WhiteWave stockholders. Effective upon the Distribution, the number of votes that each share of WhiteWave Class B common stock will be entitled to cast on all matters other than the election and removal of directors will be reduced, such that holders of WhiteWave Class B common stock will be entitled to ten votes per share with respect to the election and removal of directors and one vote per share with respect to all other matters submitted to a vote of WhiteWave’s stockholders. For a more complete description of WhiteWave Class A and WhiteWave Class B common stock, you should review WhiteWave’s Amended and Restated Certificate of Incorporation and By-laws. See “Where You Can Find Additional Information” for instructions on how to obtain these documents.

WhiteWave Class A common stock currently trades on the NYSE under the symbol “WWAV”. Following the Distribution Date, WhiteWave Class B common stock will trade on the NYSE under the symbol “WWAV.B”.

Computershare Trust Company, N.A. is the transfer agent and registrar for WhiteWave’s Class A common stock and WhiteWave’s Class B common stock. You may contact the transfer agent and registrar at the following address: Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021. You can also visit Computershare Trust Company, N.A. on the Internet at www.computershare.com.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are providing this Information Statement to our stockholders to ensure that they have received adequate information regarding the Distribution. The information in this letter is not intended to be complete and does not contain all information that you should consider in connection with the Distribution. Dean Foods and WhiteWave are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and each company files registration statements, reports, proxy statements, and other information with the Securities and Exchange Commission, or SEC, including financial statements.

You may read and copy any reports, statements or other information that Dean Foods and WhiteWave file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.